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Exhibit 4

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED NO. 001	REGISTERED PRINCIPAL AMOUNT
CUSIP No. 26884AAR4	$300,000,000

ERP OPERATING LIMITED PARTNERSHIP

4.750% Notes due June 15, 2009

        ERP Operating Limited Partnership, an Illinois limited partnership (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of Three Hundred Million Dollars on June 15, 2009 (the "Maturity Date"), and to pay interest thereon from June 4, 2004 (or from the most recent Interest Payment Date to which interest has been paid or duly provided for), semi-annually in arrears on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing on December 15, 2004, and on the Maturity Date, at the rate of 4.750% per annum, until payment of said principal sum has been made or duly provided for.

        The interest so payable and punctually paid or duly provided for on any Interest Payment Date and on the Maturity Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the "Record Date" for such payment, which will be the June 1 or December 1 next preceding such payment date or the Maturity Date, as the case may be. Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall be not less than five Business Days (as defined below) prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 15 days preceding such subsequent record date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

        The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in The Borough of Manhattan, The City of New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in The City of New York as the office to be maintained by it where Notes may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

        Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including June 4, 2004, in the case of the initial Interest Payment Date) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day (as defined below), such Interest Payment Date will be postponed to the succeeding Business Day. If the Maturity Date falls on a day that is not a Business Day, principal and interest payable on the Maturity Date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after the Maturity Date. "Business Day" means any day, other than a Saturday or a Sunday on which banking institutions in The City of New York are not required or authorized by law or executive order to close.

        Payments of principal and interest in respect of this Note will be made by wire transfer of immediately available funds in such coin or currency as at the time of payment is legal tender for the payment of public and private debts.

        Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Note shall not be entitled to the benefits of the Indenture referred to on the reverse hereof or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under such Indenture.

* * * * *

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated: June 4, 2004		ERP OPERATING LIMITED PARTNERSHIP, as Issuer
	By:	EQUITY RESIDENTIAL, not individually but as General Partner
		By:	/s/ DAVID J. NEITHERCUT David J. Neithercut
		Its:	Executive Vice President— Corporate Strategy and Chief Financial Officer
		By:	/s/ BRUCE C. STROHM Bruce C. Strohm
		Its:	Executive Vice President, General Counsel and Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, SUCCESSOR IN INTEREST TO BANK ONE, N.A., as Trustee
By:	/s/ JANICE OTT ROTUNNO Authorized Officer

[REVERSE OF NOTE]

ERP OPERATING LIMITED PARTNERSHIP

4.750% Notes due June 15, 2009

        This security is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to (i) an Indenture dated as of October 1, 1994 as supplemented from time to time (herein called the "Indenture"), duly executed and delivered by the Issuer to J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A., successor to The First National Bank of Chicago) as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), and (ii) an Officers' Certificate dated the date hereof (the "Officers' Certificate"), duly executed by authorized officers of the Issuer, pursuant to Section 301 of the Indenture to which Officers' Certificate and Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture. This Security is one of a series designated as the 4.750% Notes due June 15, 2009 of the Issuer, limited in aggregate principal amount to $300,000,000.

        In case an Event of Default with respect to the 4.750% Notes due June 15, 2009 shall have occurred and be continuing, the principal hereof and Make-Whole Amount (if any) may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

        The Issuer may redeem the Securities, at any time in whole or from time to time in part, at the election of the Issuer, at a redemption price equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Securities (the "Redemption Price"). For purposes of the Notes, the Reinvestment Rate will be determined using 0.15% as specified in the Officers' Certificate in lieu of the percentage contained in the Indenture. Notice of any optional redemption of any Securities will be given to Holders at their addresses, as shown in the Security Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Securities held by such Holder to be redeemed.

        The Indenture contains provisions for defeasance of (i) the entire indebtedness of the 4.750% Notes due June 15, 2009 or (ii) certain covenants and events of default with respect to the Notes, in each case upon compliance with certain conditions set forth in the Indenture, which provisions apply to these Notes.

        The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental Indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental Indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental Indenture shall, without the consent of the Holder of each Security so affected, (i) change the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment on any Security, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental Indenture, or (iii) reduce the percentage of Securities, the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults thereunder. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in aggregate principal amount outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all series of Securities) may on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Securities; or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Securities. Any such consent or waiver by the

Holder of this security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this security and any securities that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this security or such other securities.

        No reference herein to the Indenture and no provision of this security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any Make-Whole Amount and interest on this security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

        This security is issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. Securities may be exchanged for a like aggregate principal amount of securities of this series of other authorized denominations at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

        Upon due presentment for registration of transfer of Securities at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, a new Security or Securities of the same series of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

        The Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Security is registered as the absolute owner of this Security (whether or not this security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and Make-Whole Amount, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

        The Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

        Terms used herein that are defined in the Indenture or in the Officers' Certificate shall have the respective meanings assigned thereto in the Indenture or the Officers' Certificate, as the case may be.

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TRUSTEE'S CERTIFICATE OF AUTHENTICATION